Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4
*CUSIP:   21988G486

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of   August 1, 2005.....                                 $0.00
      Scheduled Income received on securities.....          $3,286,890.75
      Unscheduled Income received on securities.....                $0.00

LESS:
      Distribution to the Holders.....                     -$3,286,890.00
      Distribution to Depositor.....                               -$0.00
      Distribution to Trustee.....                                 -$0.75
Balance as of  February 1, 2006.....                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  August 1, 2005.....                                  $0.00
      Scheduled principal payment received on
      securities.....                                               $0.00

LESS:
     Distribution to Holders.....                                  -$0.00
Balance as of  February 1, 2006.....                                $0.00


            UNDERLYING SECURITIES HELD AS OF February 1, 2006

        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $66,287,000     DaimlerChrysler Corporation, formerly known as
                        Chrysler Corporation, 7.45% Debentures due February
                        1, 2097
                        *CUSIP:  171196AS7

        $22,100,000     DaimlerChrysler Corporation, formerly known as
                        Chrysler Corporation, 7.40% Debentures due August
                        1, 2097
                        *CUSIP:  171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.